Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No.3 to Form S-3, of our report dated March 31, 2025, of SRM Entertainment, Inc. relating to the audits of the consolidated financial statements as of December 31, 2024 and 2023 and for the periods then ended. and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPA’s, PLLC

The Woodlands, TX

February 6, 2026